Exhibit 99.2

Supplemental Operating and Financial Data

For the Quarter Ended
June 30, 2011

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Corporate Data

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Forward-Looking Statements

This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management.  Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.  These factors include, without limitation: risks associated with the availability and terms of financing; risks associated with the timing and consequences of loan defaults and related asset dispositions; risks associated with our loan modification efforts; risks associated with our liquidity situation; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with increases in interest rates, volatility in the securities markets and contraction in the credit markets affecting our ability to extend or refinance existing loans as they come due; risks associated with the continued or increased negative impact of the current credit crisis and global economic slowdown; risks associated with joint ventures; risks associated with our ability to dispose of properties, if and when we decide to do so, at prices or terms set by or acceptable to us; risks associated with our dependence on key personnel whose continued service is not guaranteed; risks associated with contingent guaranties by our Operating Partnership; risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and potential liability for uninsured losses and environmental contamination.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K filed on March 16, 2011 with the Securities and Exchange Commission (“SEC”).  We do not update forward-looking statements and disclaim any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Quarterly Highlights

MPG Office Trust, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market.  We are a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing and financing.

As of June 30, 2011, our office portfolio (including Properties in Default) was comprised of whole or partial interests in 21 properties totaling approximately 14 million net rentable square feet, and on- and off-site structured parking plus surface parking totaling approximately 8 million square feet, which accommodates approximately 24,000 vehicles.

As used in this Supplemental Operating and Financial Data package, the term “Properties in Default” refers to our Stadium Towers Plaza, 500 Orange Tower, City Tower, 700 North Central and 801 North Brand properties, whose mortgage loans were in default as of June 30, 2011.  We disposed of Park Place II (in third quarter 2010), 207 Goode and Pacific Arts Plaza (both in fourth quarter 2010), and 550 South Hope and 2600 Michelson (both in second quarter 2011), which were previously classified as part of Properties in Default. The results of operations of Park Place II, 207 Goode, Pacific Arts Plaza, 550 South Hope and 2600 Michelson are now included in discontinued operations for all periods presented.

In addition to the mortgage loans secured by the Properties in Default, the mortgage loan secured by Two California Plaza is also in default as of June 30, 2011. We have excluded Two California Plaza from the Properties in Default because our goal is to modify the loan with the special servicer rather than to dispose of the asset. We cannot assure you that we will be successful in modifying the loan, which may ultimately result in our inability to retain ownership of Two California Plaza.

This Supplemental Operating and Financial Data package should be read in conjunction with our consolidated financial statements for the year ended December 31, 2010 in our Annual Report on Form 10-K filed with the SEC on March 16, 2011.  For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Quarterly Highlights (continued)

Asset Dispositions:

On April 1, 2011, we completed the disposition of 701 North Brand located in Glendale, California to the property’s lender. As a result of the disposition, we were relieved of the obligation to repay the $33.8 million mortgage loan secured by the property and received cash consideration.

On April 26, 2011, we disposed of 550 South Hope located in Los Angeles, California in cooperation with the special servicer on the mortgage loan. As a result of the disposition, we were relieved of the obligation to repay the $200.0 million mortgage loan secured by the property as well as accrued contractual and default interest.

On May 27, 2011, we disposed of the Westin® Pasadena Hotel located in Pasadena, California. As a result of the disposition, we received proceeds of $92 million, net of transaction costs, of which $79 million was used to repay the mortgage loan secured by the hotel and the adjacent Plaza Las Fuentes office building (which is now unencumbered). The remaining $13 million of cash proceeds, along with reserves totaling $2 million returned to us by the lender upon repayment of the mortgage loan, is available to us as unrestricted cash.

On June 30, 2011, we disposed of 2600 Michelson located in Irvine, California in cooperation with the special servicer on the mortgage loan. As a result of the disposition, we were relieved of the obligation to repay the $110.0 million mortgage loan secured by the property as well as accrued contractual and default interest.

Subsequent Events:

On July 22, 2011, we disposed of City Tower located in Orange, California in cooperation with the special servicer on the mortgage loan. As a result of the disposition, we were relieved of the obligation to repay the $140.0 million mortgage loan secured by the property as well as accrued contractual and default interest.

On July 25, 2011, the Company entered into an exchange agreement providing for the exchange of 218,635 shares of its Series A preferred stock for 1,127,597 shares

Subsequent Events (continued):

of its common stock. For purposes of this exchange, the exchange ratio is 5.157 shares of common stock for each share of Series A preferred stock, with the Series A preferred stock valued at $19.00 per share and the common stock valued at $3.684 per share, the trailing five-day average closing price.

On July 27, 2011, the Company entered into an exchange agreement providing for the exchange of 50,995 shares of its Series A preferred stock for 262,981 shares of its common stock. For purposes of this exchange, the exchange ratio was 5.157 shares of common stock for each share of Series A preferred stock, with the Series A preferred stock valued at $16.50 per share and the common stock valued at $3.20 per share, the closing price on July 27, 2011.

Debt:

On May 1, 2011, we extended our $109.0 million mortgage loan secured by Brea Corporate Place and Brea Financial Commons. The final maturity date of this loan is May 1, 2012, and there are no remaining extension options. No cash paydown was made to extend the loan, and the loan terms remain unchanged.

On May 1, 2011, we repaid our $15.0 million unsecured term loan upon maturity using cash on hand.

On June 6, 2011, the special purpose property-owning subsidiaries that own 700 North Central and 801 North Brand defaulted on the mortgage loans secured by the respective properties.

On June 29, 2011, we completed the refinancing of the mortgage loan secured by One California Plaza (a joint venture property), with a $140.0 million initial loan and the ability to fund up to an additional $20.0 million for certain future leasing and leasing capital related expenditures. We have a 20% interest in the joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Investor Information

355 South Grand Avenue, Suite 3300
Los Angeles, CA 90071
Tel.  (213) 626-3300
Fax  (213) 687-4758

Senior Management

David L. Weinstein	President and Chief Executive Officer	Jonathan L. Abrams	Senior Vice President, General Counsel and Secretary
Shant Koumriqian	Executive Vice President, Chief Financial Officer	Peter K. Johnston	Senior Vice President, Leasing
Peggy M. Moretti	Executive Vice President, Investor and Public Relations	Christopher M. Norton	Senior Vice President, Transactions
& Chief Administrative Officer

Corporate

Investor Relations Contact: Peggy M. Moretti at (213) 613-4558
Please visit our corporate website at: www.mpgoffice.com

Transfer Agent	Timing
American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038 (866) 668-6550 www.amstock.com	Quarterly results for 2011 will be announced according to the following schedule:
	Third Quarter	October 2011
	Fourth Quarter	February 2012

Equity Research Coverage

Compass Point Research & Trading, LLC	Wilkes Graham	(202) 534-1386
Credit Suisse	Andrew Rosivach	(415) 249-7942
Goldman Sachs & Co.	Jay Haberman	(917) 343-4260
Green Street Advisors	Michael Knott	(949) 640-8780
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
Raymond James Associates	Paul Puryear	(727) 567-2253
Stifel, Nicolaus & Co., Inc.	John Guinee	(443) 224-1307

MPG Office Trust, Inc. is currently followed by the sell-side analysts listed above, with the exception of Green Street Advisors, which is an independent research firm.  This list may not be complete and is subject to change as firms add or delete coverage of our company.  Please note that any opinions, estimates or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of MPG Office Trust, Inc. or its management.  We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.  Interested persons may obtain copies of analysts' reports on their own; we do not distribute these reports.  Various of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Common Stock Data

Our common stock is traded on the New York Stock Exchange under the symbol MPG.  Selected information about our common stock for the past five quarters (based on NYSE prices) is as follows:

	2011		2010
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
High price	$3.73	$4.28	$3.08	$3.47	$4.60
Low price	$2.44	$2.76	$1.98	$2.25	$2.38
Closing price	$2.86	$3.71	$2.75	$2.50	$2.93
Dividends per share – annualized	(1)	(1)	(1)	(1)	(1)
Closing dividend yield – annualized	(1)	(1)	(1)	(1)	(1)
Closing common shares and Operating Partnership units outstanding (in thousands)	56,006	55,491	55,372	54,735	54,686
Closing market value of common shares and Operating Partnership units outstanding (in thousands)	$160,177	$205,872	$152,274	$136,837	$160,229

Dividend Information:

Common Stock
Dividend amount per share	(1)	(1)	(1)	(1)	(1)

Series A Preferred Stock
Dividend amount per share	(2)	(2)	(2)	(2)	(2)
__________

(1)
The Board of Directors did not declare a dividend on our common stock for the quarters ended June 30 and March 31, 2011 and December 31, September 30 and June 30, 2010.  There can be no assurance that we will make distributions on our common stock at historical levels or at all.

(2)
The Board of Directors did not declare a dividend on our Series A Preferred Stock during the three months ended April 30 and January 31, 2011 and October 31, July 31 and April 30, 2010.  Dividends on our Series A Preferred Stock are cumulative, and therefore, will continue to accrue at an annual rate of $1.9064 per share. As of July 31, 2011, we have missed 11 quarterly dividend payments totaling $52.4 million.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Consolidated Financial Results

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Financial Highlights (unaudited and in thousands, except share, per share, percentage and ratio amounts)

	For the Three Months Ended
	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Income Items:
Revenue (1)	$86,420	$84,570	$88,441	$89,624	$88,046
Straight line rent	71	(86)	39	(20)	722
Fair value lease revenue (2)	2,932	2,959	3,179	4,834	2,961
Lease termination fees	25	27	—	2,398	—
Office property operating margin (3)	62.4%	63.7%	61.9%	63.2%	64.9%
Net income (loss) available to common stockholders	$118,424	$(39,548)	$(138,275)	$(17,860)	$(53,521)
Net income (loss) available to common stockholders – basic	2.42	(0.81)	(2.82)	(0.36)	(1.10)
Funds from operations (FFO) available to common stockholders (4)	$87,417	$(13,490)	$(103,726)	$(2,440)	$(25,215)
FFO per share – basic (4)	1.78	(0.28)	(2.12)	(0.05)	(0.52)
FFO per share – diluted (4)	1.75	(0.28)	(2.12)	(0.05)	(0.52)
FFO per share before specified items – basic (4)	(0.03)	(0.06)	0.02	—	(0.01)
FFO per share before specified items – diluted (4)	(0.03)	(0.06)	0.02	—	(0.01)

Ratios:
Interest coverage ratio (5)	4.66	1.04	(0.78)	1.52	0.78
Interest coverage ratio before specified items (6)	1.07	1.04	1.14	1.13	1.08
Fixed-charge coverage ratio (7)	4.17	0.93	(0.71)	1.38	0.71
Fixed-charge coverage ratio before specified items (8)	0.96	0.93	1.03	1.03	0.98

Capitalization:
Common stock price @ quarter end	$2.86	$3.71	$2.75	$2.50	$2.93
Total consolidated debt	$3,140,841	$3,578,627	$3,576,493	$3,894,266	$3,992,724
Preferred stock liquidation preference	250,000	250,000	250,000	250,000	250,000
Common equity value @ quarter end (9)	160,177	205,872	152,274	136,837	160,229
Total consolidated market capitalization	$3,551,018	$4,034,499	$3,978,767	$4,281,103	$4,402,953
Company share of MMO joint venture debt	139,452	138,842	138,993	160,355	160,510
Total combined market capitalization	$3,690,470	$4,173,341	$4,117,760	$4,441,458	$4,563,463
Total consolidated debt / total consolidated market capitalization	88.4%	88.7%	89.9%	91.0%	90.7%
Total combined debt / total combined market capitalization	88.9%	89.1%	90.2%	91.3%	91.0%
Total consolidated debt plus liquidation preference / total consolidated market capitalization	95.5%	94.9%	96.2%	96.8%	96.4%
Total combined debt plus liquidation preference / total combined market capitalization	95.7%	95.1%	96.3%	96.9%	96.5%

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Financial Highlights (continued)

__________

(1)
Excludes revenue from discontinued operations of approximately $5.8 million, $11.3 million, $17.5 million, $22.8 million and $21.2 million for the three months ended June 30 and March 31, 2011 and December 31, September 30 and June 30, 2010, respectively.

(2)	Represents the net adjustment for above- and below-market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.

(3)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance, real estate taxes and parking expenses) / (rental, tenant reimbursement and parking revenues). Lease termination fees are reported as part of interest and other revenue in the consolidated statements of operations.

(4)	For a definition and discussion of FFO, see page 47. For a quantitative reconciliation of the differences between FFO and net income (loss), see page 16.

(5)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $230,338, $54,035, $(44,217), $87,299 and $46,041, respectively, divided by cash paid for interest of $49,475, $52,117, $56,353, $57,369 and $58,900, respectively. Cash paid for interest excludes default interest accrued totaling $12.8 million, $10.1 million, $10.5 million, $9.9 million and $10.5 million related to mortgages in default for the three months ended June 30 and March 31, 2011 and December 31, September 30 and June 30, 2010, respectively. For a discussion of EBITDA, see page 49. For a quantitative reconciliation of the differences between EBITDA and net income (loss), see page 19.

(6)
Calculated as Adjusted EBITDA of $53,147, $54,035, $64,118, $64,953 and $63,594, respectively, divided by cash paid for interest of $49,475, $52,117, $56,353, $57,369 and $58,900, respectively. For a discussion of Adjusted EBITDA, see page 49.

(7)	Calculated as EBITDA of $230,338, $54,035, $(44,217), $87,299 and $46,041, respectively, divided by fixed charges of $55,256, $58,050, $62,461, $63,146 and $65,042, respectively.

(8)	Calculated as Adjusted EBITDA of $53,147, $54,035, $64,118, $64,953 and $63,594, respectively, divided by fixed charges of $55,256, $58,050, $62,461, $63,146 and $65,042, respectively.

(9)
Assumes 100% conversion of the limited partnership units in our Operating Partnership into shares of our common stock. Our limited partners have the right to redeem all or part of their Operating Partnership units at any time. At the time of redemption, we have the right to determine whether to redeem the Operating Partnership units for cash, based upon the fair market value of an equivalent number of shares of our common stock at the time of redemption, or exchange them for shares of our common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distribution and similar events.

.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Consolidated Balance Sheets (unaudited and in thousands)

	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Assets
Investments in real estate	$2,692,470	$3,060,737	$3,063,186	$3,532,695	$3,630,535
Less: accumulated depreciation	(636,119)	(690,953)	(668,328)	(685,244)	(680,262)
Investments in real estate, net	2,056,351	2,369,784	2,394,858	2,847,451	2,950,273

Cash, cash equivalents and restricted cash	163,938	171,260	189,659	214,073	216,808
Rents, deferred rents and other receivables, net	59,658	65,632	66,418	74,437	75,760
Deferred charges, net	89,728	99,608	105,283	113,315	116,938
Other assets	13,104	18,681	14,794	18,126	18,104
Total assets	$2,382,779	$2,724,965	$2,771,012	$3,267,402	$3,377,883

Liabilities and Deficit
Liabilities:
Mortgage and other loans	$3,140,841	$3,578,627	$3,576,493	$3,894,266	$3,992,724
Accounts payable, accrued interest payable and other liabilities	150,437	188,418	196,015	221,184	208,029
Acquired below-market leases, net	30,835	40,111	44,026	49,163	62,618
Total liabilities	3,322,113	3,807,156	3,816,534	4,164,613	4,263,371

Deficit:
Stockholders’ Deficit:
Common and preferred stock and additional paid-in capital	705,602	705,105	703,145	705,862	704,129
Accumulated deficit and dividends	(1,507,104)	(1,629,743)	(1,594,407)	(1,460,333)	(1,446,663)
Accumulated other comprehensive loss	(24,616)	(27,879)	(29,079)	(34,582)	(36,422)
Total stockholders’ deficit	(826,118)	(952,517)	(920,341)	(789,053)	(778,956)
Noncontrolling Interests:
Common units of our Operating Partnership	(113,216)	(129,674)	(125,181)	(108,158)	(106,532)
Total deficit	(939,334)	(1,082,191)	(1,045,522)	(897,211)	(885,488)
Total liabilities and deficit	$2,382,779	$2,724,965	$2,771,012	$3,267,402	$3,377,883

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

MMO Unconsolidated Joint Venture Condensed Balance Sheets (1) (unaudited and in thousands)

	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010

Assets

Investments in real estate	$973,647	$970,875	$968,931	$1,055,538	$1,051,355
Less: accumulated depreciation	(164,562)	(157,675)	(150,943)	(163,204)	(156,142)
Investments in real estate, net	809,085	813,200	817,988	892,334	895,213

Cash and cash equivalents, including restricted cash	24,870	20,151	18,955	24,751	21,243
Rents, deferred rents and other receivables, net	24,640	23,210	22,501	21,641	21,392
Deferred charges, net	26,551	29,278	27,875	28,309	30,086
Other assets	2,836	2,610	2,474	3,063	3,832
Total assets	$887,982	$888,449	$889,793	$970,098	$971,766

Liabilities and Members’ Equity

Mortgage loans	$697,259	$694,209	$694,966	$801,776	$802,551
Accounts payable, accrued interest payable and other liabilities	22,258	22,258	22,801	32,397	27,619
Acquired below-market leases, net	2,140	2,448	2,762	3,120	3,531
Total liabilities	721,657	718,915	720,529	837,293	833,701
Members’ equity	166,325	169,534	169,264	132,805	138,065
Total liabilities and members’ equity	$887,982	$888,449	$889,793	$970,098	$971,766
__________

(1)	We own 20% of the Maguire Macquarie Office (“MMO”) joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Consolidated Statements of Operations (unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended
	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Revenue:
Rental	$53,639	$53,688	$54,296	$55,687	$55,930
Tenant reimbursements	20,662	20,654	23,376	21,017	21,090
Parking	9,193	9,034	9,218	9,029	9,730
Management, leasing and development services	1,126	999	1,365	1,281	1,062
Interest and other	1,800	195	186	2,610	234
Total revenue	86,420	84,570	88,441	89,624	88,046
Expenses:
Rental property operating and maintenance	21,578	20,280	23,237	21,523	20,629
Real estate taxes	7,495	7,495	7,296	7,547	7,355
Parking	2,290	2,528	2,603	2,517	2,500
General and administrative	5,308	6,691	906	8,073	6,517
Other expense	1,917	1,762	1,789	1,540	1,603
Depreciation and amortization	25,890	25,383	26,081	26,612	26,204
Impairment of long-lived assets	—	—	201,002	—	—
Interest	56,380	53,308	52,069	51,651	48,420
Loss from early extinguishment of debt	164	—	—	—	—
Total expenses	121,022	117,447	314,983	119,463	113,228
Loss from continuing operations before equity in net (loss) income of unconsolidated joint venture and gain on sale of real estate	(34,602)	(32,877)	(226,542)	(29,839)	(25,182)
Equity in (loss) income of unconsolidated joint venture	(21)	(312)	304	204	196
Loss from continuing operations	(34,623)	(33,189)	(226,238)	(29,635)	(24,986)

Discontinued Operations:
Loss from discontinued operations before gains on settlement of debt and sale of real estate	(18,182)	(6,798)	(23,883)	(9,633)	(31,190)
Gains on settlement of debt	127,849	—	97,978	9,030	—
Gains on sale of real estate	63,629	—	—	14,689	—
Income (loss) from discontinued operations	173,296	(6,798)	74,095	14,086	(31,190)
Net income (loss)	138,673	(39,987)	(152,143)	(15,549)	(56,176)
Net loss (income) attributable to common units of our Operating Partnership	(15,483)	5,205	18,634	2,455	7,421
Net income (loss) attributable to MPG Office Trust, Inc.	123,190	(34,782)	(133,509)	(13,094)	(48,755)
Preferred stock dividends	(4,766)	(4,766)	(4,766)	(4,766)	(4,766)
Net income (loss) available to common stockholders	$118,424	$(39,548)	$(138,275)	$(17,860)	$(53,521)
Basic income (loss) per common share:
Loss from continuing operations	$(0.71)	$(0.69)	$(4.16)	$(0.62)	$(0.54)
Income (loss) from discontinued operations	3.13	(0.12)	1.34	0.26	(0.56)
Net income (loss) available to common stockholders per share	$2.42	$(0.81)	$(2.82)	$(0.36)	$(1.10)
Weighted average number of common shares outstanding	49,040,268	49,016,989	48,981,822	48,874,308	48,692,588

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Consolidated Statements of Discontinued Operations (unaudited and in thousands)

	For the Three Months Ended
	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Revenue:
Rental	$1,715	$4,344	$7,578	$9,203	$11,783
Tenant reimbursements	494	1,208	2,525	2,954	3,272
Hotel operations	3,380	4,988	5,602	4,867	4,956
Parking	212	602	923	876	1,152
Interest and other	—	142	830	4,867	80
Total revenue	5,801	11,284	17,458	22,767	21,243

Expenses:
Rental property operating and maintenance	873	1,819	3,896	3,896	4,179
Hotel operating and maintenance	2,466	3,573	3,779	3,485	3,543
Real estate taxes	252	651	1,122	1,645	1,936
Parking	86	240	448	427	456
Depreciation and amortization	1,398	2,479	4,079	4,870	5,441
Impairment of long-lived assets	13,888	—	13,577	1,373	17,447
Interest	4,785	9,320	14,440	16,704	19,325
Loss from early extinguishment of debt	235	—	—	—	106
Total expenses	23,983	18,082	41,341	32,400	52,433

Loss from discontinued operations before gains on settlement of debt and sale of real estate	(18,182)	(6,798)	(23,883)	(9,633)	(31,190)
Gains on settlement of debt	127,849	—	97,978	9,030	—
Gains on sale of real estate	63,629	—	—	14,689	—
Income (loss) from discontinued operations	$173,296	$(6,798)	$74,095	$14,086	$(31,190)

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Consolidated Statements of Operations Related to Properties in Default (1) (unaudited and in thousands)

	For the Three Months Ended
	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Revenue:
Rental	$7,148	$7,001	$7,369	$7,694	$7,506
Tenant reimbursements	281	225	843	290	236
Parking	482	484	519	523	487
Interest and other	6	54	32	36	40
Total revenue	7,917	7,764	8,763	8,543	8,269

Expenses:
Rental property operating and maintenance	2,757	2,418	2,514	2,628	2,482
Real estate taxes	754	757	740	816	809
Parking	139	122	138	158	147
Depreciation and amortization	4,731	2,470	2,542	2,572	2,690
Impairment of long-lived assets	—	—	21,107	—	—
Interest (2)	11,581	10,968	11,246	10,544	9,348
Total expenses	19,962	16,735	38,287	16,718	15,476
Loss from operations related to Properties in Default	$(12,045)	$(8,971)	$(29,524)	$(8,175)	$(7,207)
__________

(1)
Properties in Default include the following: Stadium Towers Plaza, 500 Orange Tower, City Tower, 700 North Central and 801 North Brand. As of the date of this report, the mortgage loans on these properties are in default.

(2)
Includes default interest totaling $4.8 million and the writeoff of deferred financing costs totaling $0.1 million for the three months ended June 30, 2011, default interest totaling $4.4 million for the three months ended March 31, 2011, default interest totaling $4.5 million for the three months ended December 31, 2010, default interest totaling $3.1 million and the writeoff of deferred financing costs totaling $0.7 million for the three months ended September 30, 2010 and default interest totaling $2.7 million for the three months ended June 30, 2010.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

MMO Unconsolidated Joint Venture Statements of Operations (unaudited and in thousands)

	For the Three Months Ended
	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Revenue:
Rental	$18,284	$18,497	$17,710	$18,471	$18,529
Tenant reimbursements	4,965	5,870	6,219	6,056	5,318
Parking	1,506	1,513	1,472	1,516	1,573
Interest and other	4	6	50	4	20
Total revenue	24,759	25,886	25,451	26,047	25,440

Expenses:
Rental property operating and maintenance	5,891	6,300	6,647	5,994	5,849
Real estate taxes	2,763	3,171	2,890	3,345	3,380
Parking	370	362	422	504	335
Depreciation and amortization	8,649	8,507	8,981	8,477	8,939
Interest	9,279	9,156	9,679	9,550	9,456
Other	1,017	1,219	1,343	1,218	1,969
Total expenses	27,969	28,715	29,962	29,088	29,928

Loss from continuing operations	(3,210)	(2,829)	(4,511)	(3,041)	(4,488)
Income (loss) from discontinued operations	—	—	40,969	(2,219)	(2,030)
Net (loss) income	$(3,210)	$(2,829)	$36,458	$(5,260)	$(6,518)

Company share (1)	$(642)	$(566)	$7,292	$(1,052)	$(1,304)
Intercompany eliminations	247	254	245	256	248
Unallocated (allocated) losses	374	—	(7,233)	1,000	1,252
Equity in net (loss) income of unconsolidated joint venture	$(21)	$(312)	$304	$204	$196
_________

(1)	Amount represents our 20% ownership interest in the MMO joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Funds from Operations (unaudited and in thousands, except share and per share amounts)

		For the Three Months Ended
		June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Reconciliation of net income (loss) available to common stockholders to funds from operations:
Net income (loss) available to common stockholders		$118,424	$(39,548)	$(138,275)	$(17,860)	$(53,521)

Add:	Depreciation and amortization of real estate assets	27,212	27,787	30,084	31,406	31,569
	Depreciation and amortization of real estate assets – unconsolidated joint venture (1)	1,730	1,701	1,888	1,823	1,913
	Net income (loss) attributable to common units of our Operating Partnership	15,483	(5,205)	(18,634)	(2,455)	(7,421)
	Allocated (unallocated) losses – unconsolidated joint venture (1)	(374)	—	7,233	(1,000)	(1,252)
Deduct:	Gains on sale of real estate	63,629	—	—	14,689	—
Funds from operations available to common stockholders and unit holders (FFO) (2)		$98,846	$(15,265)	$(117,704)	$(2,775)	$(28,712)
Company share of FFO (3)		$87,417	$(13,490)	$(103,726)	$(2,440)	$(25,215)
FFO per share – basic		$1.78	$(0.28)	$(2.12)	$(0.05)	$(0.52)
FFO per share – diluted		$1.75	$(0.28)	$(2.12)	$(0.05)	$(0.52)
Weighted average number of common shares outstanding – basic		49,040,268	49,016,989	48,981,822	48,874,308	48,692,588
Weighted average number of common and common equivalent shares outstanding – diluted		50,064,195	50,237,641	49,619,851	49,507,077	49,442,240
Weighted average diluted shares and units		56,510,972	56,684,418	56,149,712	56,116,486	56,101,775

Reconciliation of FFO to FFO before specified items: (2)
FFO available to common stockholders and unit holders (FFO)		$98,846	$(15,265)	$(117,704)	$(2,775)	$(28,712)
Add:	Loss from early extinguishment of debt	399	—	—	—	106
	Default interest accrued on mortgages in default	12,803	10,078	10,533	9,902	10,541
	Writeoff of deferred financing costs related to mortgages in default	133	1,626	—	713	—
	Impairment of long-lived assets	13,888	—	214,579	1,373	17,447
	Impairment of long-lived assets – unconsolidated joint venture (1)	—	—	572	—	—
Deduct:	Gains on settlement of debt	127,849	—	97,978	9,030	—
	Gain on settlement of debt – unconsolidated joint venture (1)	—	—	8,838	—	—
FFO before specified items		$(1,780)	$(3,561)	$1,164	$183	$(618)
Company share of FFO before specified items (3)		$(1,574)	$(3,147)	$1,026	$161	$(543)
FFO per share before specified items – basic		$(0.03)	$(0.06)	$0.02	$—	$(0.01)
FFO per share before specified items – diluted		$(0.03)	$(0.06)	$0.02	$—	$(0.01)
 __________

(1)	Amount represents our 20% ownership interest in the MMO joint venture.

(2)	For the definition and discussion of FFO and FFO before specified items, see page 47.

(3)
Based on a weighted average interest in our Operating Partnership of approximately 88.4% for the three months ended June 30, 2011, 88.4% for the three months ended March 31, 2011, 88.1% for the three months ended December 31, 2010, 87.9% for the three months ended September 30, 2010 and 87.8% for the three months ended June 30, 2010.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Adjusted Funds from Operations (1) (unaudited and in thousands)

		For the Three Months Ended
		June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
FFO		$98,846	$(15,265)	$(117,704)	$(2,775)	$(28,712)
Add:	Non-real estate depreciation	76	75	76	76	76
	Straight line ground and air space lease expense	515	511	511	511	512
	Amortization of deferred financing costs	863	954	988	1,321	1,298
	Unrealized (gain) loss due to hedge ineffectiveness	(244)	(308)	783	1,244	93
	Default interest accrued on mortgages in default	12,803	10,078	10,533	9,902	10,541
	Writeoff of deferred financing costs related to mortgages in default	133	1,626	—	713	—
	Non-cash stock compensation	497	1,998	(2,502)	1,932	927
	Impairment of long-lived assets	13,888	—	214,579	1,373	17,447
	Loss from early extinguishment of debt	399	—	—	—	106

Deduct:	Gains on settlement of debt	127,849	—	97,978	9,030	—
	Straight line rent	450	460	988	(73)	1,029
	Fair value lease revenue	3,046	3,446	3,946	5,988	3,820
	Capitalized payments (2)	550	624	637	1,004	1,638
	Capital lease principal payments	130	132	277	251	278
	Scheduled principal payments on mortgage loans	600	900	900	600	940
	Non-recoverable capital expenditures	388	149	347	638	77
	Recoverable capital expenditures	164	363	265	779	607
	Hotel improvements, equipment upgrades and replacements	911	776	661	88	57
	2nd generation tenant improvements and leasing commissions (3), (4)	2,033	1,848	3,229	5,123	1,032
	MMO joint venture AFFO adjustments (5)	893	583	8,829	913	584
Adjusted funds from operations (AFFO)		$(9,238)	$(9,612)	$(10,793)	$(10,044)	$(7,774)
__________

(1)	For the definition and computation method of AFFO, see page 48. For a quantitative reconciliation of the differences between AFFO and cash flows from operating activities, see page 19.

(2)	Includes capitalized leasing and development payroll, and capitalized interest.

(3)
Excludes 1st generation tenant improvements and leasing commissions of $1.2 million, $0.2 million, $0.8 million, $2.8 million and $1.6 million for the three months ended June 30 and March 31, 2011 and December 31, September 30 and June 30, 2010, respectively.

(4)
Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $0.1 million, $0.5 million, $0.2 million, $0.6 million and $0.3 million for the three months ended June 30 and March 31, 2011 and December 31, September 30 and June 30, 2010, respectively.

(5)	Amount represents our 20% ownership interest in the MMO joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Adjusted Funds from Operations Related to Properties in Default (1) (unaudited and in thousands)

		For the Three Months Ended
		June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010

FFO		$99,494	$(12,076)	$58,890	$(2,198)	$(24,260)
Add:	Amortization of deferred financing costs	9	9	9	28	36
	Writeoff of deferred financing costs	133	—	—	713	—
	Default interest accrued	6,863	8,250	10,533	9,902	10,541
	Impairment of long-lived assets	13,888	—	25,564	1,373	10,688

Deduct:	Gains on settlement of debt	123,929	—	97,978	9,030	—
	Straight line rent	(274)	470	1,031	(239)	32
	Fair value lease revenue	424	807	1,192	1,650	1,439
	Capitalized payments (2)	—	—	—	—	939
	Non-recoverable capital expenditures	—	—	31	—	22
	Recoverable capital expenditures	—	—	—	—	—
	2nd generation tenant improvements and leasing commissions	—	—	73	7	49
Adjusted funds from operations related to Properties in Default		$(3,692)	$(5,094)	$(5,309)	$(630)	$(5,476)
__________

(1)
For purposes of this schedule, Properties in Default include the following: Stadium Towers Plaza, Park Place II, 2600 Michelson, Pacific Arts Plaza, 550 South Hope, 500 Orange Tower, City Tower, 207 Goode, 700 North Central and 801 North Brand.  In July 2010, we disposed of Park Place II, in October 2010, we disposed of 207 Goode, in December 2010, we disposed of Pacific Arts Plaza, in May 2011, we disposed of 550 South Hope and in June 2011, we disposed of 2600 Michelson.

(2)	Includes regular principal payments related to the Park Place II mortgage loan and capitalized interest related to 207 Goode.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Reconciliation of Earnings before Interest, Taxes and Depreciation and Amortization (1) and Adjusted Funds from Operations (2) (unaudited and in thousands)

		For the Three Months Ended
		June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Reconciliation of net income (loss) to earnings before interest, taxes and depreciation and amortization (EBITDA):
Net income (loss)		$138,673	$(39,987)	$(152,143)	$(15,549)	$(56,176)
Add:	Interest expense (3)	61,165	62,628	66,509	68,355	67,745
	Interest expense – unconsolidated joint venture (4)	1,856	1,831	2,136	2,188	2,166
	Depreciation and amortization (5)	27,288	27,862	30,160	31,482	31,645
	Depreciation and amortization – unconsolidated joint venture (4)	1,730	1,701	1,888	1,823	1,913
Deduct:	Unallocated (allocated) losses from unconsolidated joint venture (4)	374	—	(7,233)	1,000	1,252
EBITDA		$230,338	$54,035	$(44,217)	$87,299	$46,041
EBITDA		$230,338	$54,035	$(44,217)	$87,299	$46,041
Add:	Loss from early extinguishment of debt	399	—	—	—	106
	Impairment of long-lived assets	13,888	—	214,579	1,373	17,447
	Impairment of long-lived assets – unconsolidated joint venture (4)	—	—	572	—	—
Deduct:	Gains on settlement of debt	127,849	—	97,978	9,030	—
	Gain on settlement of debt – unconsolidated joint venture (4)	—	—	8,838	—	—
	Gains on sale of real estate	63,629	—	—	14,689	—
Adjusted EBITDA		$53,147	$54,035	$64,118	$64,953	$63,594
Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):
Cash flows from operating activities		$(621)	$(19,188)	$4,295	$6,348	$10,966
Changes in other assets and liabilities		(5,121)	12,712	(10,586)	(9,764)	(16,967)
Non-recoverable capital expenditures		(388)	(149)	(347)	(638)	(77)
Recoverable capital expenditures		(164)	(363)	(265)	(779)	(607)
Hotel improvements, equipment upgrades and replacements		(911)	(776)	(661)	(88)	(57)
2nd generation tenant improvements and leasing commissions (6), (7)		(2,033)	(1,848)	(3,229)	(5,123)	(1,032)
AFFO		$(9,238)	$(9,612)	$(10,793)	$(10,044)	$(7,774)
__________

(1)	For the definition and discussion of EBITDA and Adjusted EBITDA, see page 49.

(2)	For the definition and discussion of AFFO, see page 48.

(3)
Includes interest expense of $4.8 million, $9.3 million, $14.4 million, $16.7 million and $19.3 million for the three months ended June 30 and March 31, 2011 and December 31, September 30 and June 30, 2010, respectively, related to discontinued operations.

(4)	Amount represents our 20% ownership interest in the MMO joint venture.

(5)
Includes depreciation and amortization of $1.4 million, $2.5 million, $4.1 million, $4.9 million and $5.4 million for the three months ended June 30 and March 31, 2011 and December 31, September 30 and June 30, 2010, respectively, related to discontinued operations.

(6)
Excludes 1st generation tenant improvements and leasing commissions of $1.2 million, $0.2 million, $0.8 million, $2.8 million and $1.6 million for the three months ended June 30 and March 31, 2011 and December 31, September 30 and June 30, 2010, respectively.

(7)
Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $0.1 million, $0.5 million, $0.2 million, $0.6 million and $0.3 million for the three months ended June 30 and March 31, 2011 and December 31, September 30 and June 30, 2010, respectively.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Capital Structure

Debt
(in thousands)

		Balance as of
		June 30, 2011

Mortgage loans		$3,140,841
Company share of MMO joint venture debt		139,452
Total combined debt		$3,280,293

Equity
(in thousands)

	Shares Outstanding	Total Liquidation Preference

Preferred stock	10,000	$250,000

	Shares & Units Outstanding	Market Value (1)

Common stock	49,559	$141,739
Noncontrolling common units of our Operating Partnership	6,447	18,438
Total common equity	56,006	$160,177
Total consolidated market capitalization		$3,551,018
Total combined market capitalization (2)		$3,690,470
__________

(1)	Value based on the NYSE closing price of $2.86 on June 30, 2011.

(2)	Includes our share of MMO joint venture debt.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Debt Summary (in thousands, except percentages)

	Maturity Date	Principal Amount as of June 30, 2011	% of Debt	Interest Rate as of June 30, 2011 (1)
Floating-Rate Debt
Variable-Rate Loans:
Brea Corporate Place (2)	May 1, 2012	$70,468	2.24%	2.14%
Brea Financial Commons (2)	May 1, 2012	38,532	1.23%	2.14%
Total variable-rate loans		109,000	3.47%	2.14%

Variable-Rate Swapped to Fixed-Rate Loan:
KPMG Tower (3)	October 9, 2012	400,000	12.73%	7.16%
Total floating-rate debt		509,000	16.20%	6.09%

Fixed-Rate Debt
Wells Fargo Tower	April 6, 2017	550,000	17.50%	5.68%
Gas Company Tower	August 11, 2016	458,000	14.58%	5.10%
777 Tower	November 1, 2013	273,000	8.69%	5.84%
US Bank Tower	July 1, 2013	260,000	8.27%	4.66%
Glendale Center	August 11, 2016	125,000	3.98%	5.82%
The City – 3800 Chapman	May 6, 2017	44,370	1.41%	5.93%
Total fixed-rate debt		1,710,370	54.43%	5.41%
Total debt, excluding mortgages in default		2,219,370	70.63%	5.57%

Mortgages in Default
Two California Plaza (4)	May 6, 2017	470,000	14.96%	10.50%
City Tower (5) (6)	May 10, 2017	140,000	4.46%	10.85%
500 Orange Tower (5)	May 6, 2017	110,000	3.50%	10.88%
Stadium Towers Plaza (5)	May 11, 2017	100,000	3.18%	10.78%
801 North Brand (5)	April 6, 2015	75,540	2.40%	10.73%
700 North Central (5)	April 6, 2015	27,460	0.87%	10.73%
Total mortgages in default		923,000	29.37%	10.65%

Total consolidated debt		3,142,370	100.00%	7.06%
Debt discount		(1,529)
Total consolidated debt, net		$3,140,841

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Debt Summary (continued)

__________

(1)	The June 30, 2011 one-month LIBOR rate of 0.19% was used to calculate interest on the variable-rate loans.

(2)
This loan bears interest at a rate of LIBOR plus 1.95%. As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 6.50% during the loan term.

(3)	This loan bears interest at a rate of LIBOR plus 1.60%. We have entered into an interest rate swap agreement to hedge this loan, which effectively fixes the LIBOR rate at 5.564%.

(4)
Our special purpose property-owning subsidiary that owns Two California Plaza is in default for failing to make debt service payments due under this loan. The interest rate shown for this loan is the default rate as defined in the loan agreement. The special servicer has the contractual right to accelerate the maturity of the debt but has not done so. If we are successful in modifying the mortgage loan, the settlement date and treatment of principal will be as set forth in the modified loan agreement.

(5)
Our special purpose property-owning subsidiary that owns this property is in default for failing to make debt service payments due under this loan. The interest rate shown for this loan is the default rate as defined in the loan agreement. The special servicer has the contractual right to accelerate the maturity of the debt but has not done so. The actual settlement date of the loan will depend upon when the property is disposed of either by the Company or the special servicer, as applicable. Management does not intend to settle this amount with unrestricted cash. We expect that this amount will be settled in a non-cash manner at the time of disposition.

(6)	We disposed of this property on July 22, 2011.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

MMO Joint Venture Debt Summary (in thousands, except percentages)

	Maturity Date	Principal Amount as of June 30, 2011	% of Debt	Interest Rate as of June 30, 2011 (1)
Fixed-Rate Debt
Wells Fargo Center (Denver, CO)	April 6, 2015	$276,000	39.68%	5.26%
One California Plaza	July 1, 2016	140,000	20.13%	4.78%
San Diego Tech Center	April 11, 2015	133,000	19.12%	5.70%
Cerritos Corporate Center	February 1, 2016	94,584	13.60%	5.54%
Stadium Gateway	February 1, 2016	52,000	7.47%	5.66%
Total fixed-rate debt		695,584	100.00%	5.31%
Debt premium, net of discount		1,675
Total joint venture debt, net		$697,259

Our portion of joint venture debt (1)		$139,452
__________

(1)	We own 20% of the MMO joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Debt Maturities (in thousands, except percentages)

	2011	2012	2013	2014	2015	Thereafter	Total
Floating-Rate Debt
Variable-Rate Loans:
Brea Corporate Place	$—	$70,468	$—	$—	$—	$—	$70,468
Brea Financial Commons	—	38,532	—	—	—	—	38,532
Total variable-rate loans	—	109,000	—	—	—	—	109,000

Variable-Rate Swapped to Fixed-Rate Loan:
KPMG Tower	—	400,000	—	—	—	—	400,000
Total floating-rate debt	—	509,000	—	—	—	—	509,000

Fixed-Rate Debt
Wells Fargo Tower	—	—	—	—	—	550,000	550,000
Gas Company Tower	—	—	—	—	—	458,000	458,000
777 Tower	—	—	273,000	—	—	—	273,000
US Bank Tower	—	—	260,000	—	—	—	260,000
Glendale Center	—	—	—	—	—	125,000	125,000
The City – 3800 Chapman	—	—	—	—	—	44,370	44,370
Total fixed-rate debt	—	—	533,000	—	—	1,177,370	1,710,370
Total debt, excluding mortgages in default	—	509,000	533,000	—	—	1,177,370	2,219,370
Debt discount	—	—	(1,529)	—	—	—	(1,529)
Total debt, excluding mortgages in default, net	—	509,000	531,471	—	—	1,177,370	2,217,841

Mortgages in Default
Two California Plaza (1)	—	—	—	—	—	470,000	470,000
City Tower (2) (3)	—	—	—	—	—	140,000	140,000
500 Orange Tower (2)	—	—	—	—	—	110,000	110,000
Stadium Towers Plaza (2)	—	—	—	—	—	100,000	100,000
801 North Brand (2)	—	—	—	—	75,540	—	75,540
700 North Central (2)	—	—	—	—	27,460	—	27,460
Total mortgages in default	—	—	—	—	103,000	820,000	923,000
Total consolidated debt, net	$—	$509,000	$531,471	$—	$103,000	$1,997,370	$3,140,841
Weighted average interest rate, excluding mortgages in default	—%	6.09%	5.27%	—%	—%	5.48%	5.57%
Weighted average interest rate, mortgages in default	—%	—%	—%	—%	10.73%	10.65%	10.65%
Weighted average interest rate, consolidated	—%	6.09%	5.27%	—%	10.73%	7.60%	7.06%
__________

(1)
Amount shown in the table above for Two California Plaza reflects the contractual maturity date per the loan agreement. The special servicer has the contractual right to accelerate the maturity date of the debt but has not done so. If we are successful in modifying the mortgage loan, the settlement date and treatment of principal will be as set forth in the modified loan agreement.

(2)
Amounts shown in the table above for mortgages in default reflect contractual maturity dates per the loan agreements. The special servicers have the contractual right to accelerate the maturity dates of the debt but have not done so. The actual settlement date of the loan will depend upon when the property is disposed of either by the Company or the special servicer, as applicable. Management does not intend to settle this amount with unrestricted cash. We expect that this amount will be settled in a non-cash manner at the time of disposition.

(3)	We disposed of this property on July 22, 2011.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

MMO Joint Venture Debt Maturities (in thousands, except percentages)

	2011	2012	2013	2014	2015	Thereafter	Total
Fixed-Rate Debt
Wells Fargo Center (Denver, CO)	$—	$—	$—	$—	$276,000	$—	$276,000
One California Plaza	884	2,194	2,301	2,413	2,531	129,677	140,000
San Diego Tech Center	—	—	—	—	133,000	—	133,000
Cerritos Corporate Center	638	1,330	1,406	1,486	1,570	88,154	94,584
Stadium Gateway	—	—	—	—	—	52,000	52,000
	1,522	3,524	3,707	3,899	413,101	269,831	695,584
Debt premium, net of discount	—	—	—	—	1,675	—	1,675
Total joint venture debt, net	$1,522	$3,524	$3,707	$3,899	$414,776	$269,831	$697,259
Weighted average interest rate	5.10%	5.06%	5.07%	5.07%	5.40%	5.19%	5.31%

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Portfolio Data

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Same Store Analysis (unaudited and in thousands, except percentages)

	For the Three Months Ended June 30, (1)			For the Six Months Ended June 30, (1)
	2011	2010	% Change	2011	2010	% Change
Total Same Store Portfolio
Number of properties	11	11		11	11
Square feet as of June 30	8,915,012	8,870,965		8,915,012	8,870,965
Percentage of wholly-owned Office Portfolio	100.0%	100.0%		100.0%	100.0%
Weighted average leased percentage (2)	83.4%	84.0%		83.5%	84.4%

GAAP
Breakdown of Net Operating Income:
Operating revenue	$76,368	$78,315	(2.5)%	$152,091	$158,340	(3.9)%
Operating expenses	27,406	26,680	2.7%	54,380	53,737	1.2%
Other expense	1,267	1,264	0.2%	2,531	2,528	0.1%
Net operating income	$47,695	$50,371	(5.3)%	$95,180	$102,075	(6.8)%

CASH BASIS
Breakdown of Net Operating Income:
Operating revenue	$73,022	$75,167	(2.9)%	$146,099	$152,479	(4.2)%
Operating expenses	27,406	26,680	2.7%	54,380	53,737	1.2%
Other expense	746	743	0.4%	1,489	1,486	0.2%
Net operating income	$44,870	$47,744	(6.0)%	$90,230	$97,256	(7.2)%
__________

(1)	Properties included in the Same Store analysis are the properties in our Office Portfolio, with the exception of the Properties in Default and our joint venture properties.

(2)	Represents weighted average leased amounts for the Same Store Portfolio.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Portfolio Overview

Property by Submarket					Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	Ownership %	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)
Los Angeles County
Los Angeles Central Business District:
Gas Company Tower	1	18	1991	100%	1,348,839	1,348,839	10.87%	94.7%	$34,925,855	$34,925,855	$27.36
US Bank Tower	1	52	1989	100%	1,431,808	1,431,808	11.54%	54.7%	18,005,746	18,005,746	22.97
Wells Fargo Tower	2	56	1982	100%	1,400,531	1,400,531	11.29%	92.3%	28,625,063	28,625,063	22.14
Two California Plaza	1	57	1992	100%	1,327,835	1,327,835	10.71%	80.6%	21,850,504	21,850,504	20.41
KPMG Tower	1	22	1983	100%	1,147,421	1,147,421	9.26%	95.5%	26,309,986	26,309,986	24.01
777 Tower	1	35	1991	100%	1,015,113	1,015,113	8.18%	83.7%	18,609,383	18,609,383	21.90
One California Plaza	1	26	1985	20%	1,032,241	206,448	8.32%	76.2%	16,472,750	3,294,550	20.96
Total LACBD Submarket	8	266			8,703,788	7,877,995	70.17%	82.2%	164,799,287	151,621,087	23.03

Tri-Cities Submarket:
Glendale Center	2	4	1973/1996	100%	396,000	396,000	3.19%	100.0%	9,056,130	9,056,130	22.87
Plaza Las Fuentes	3	6	1989	100%	193,254	193,254	1.56%	100.0%	5,624,017	5,624,017	29.10
Total Tri-Cities Submarket	5	10			589,254	589,254	4.75%	100.0%	14,680,147	14,680,147	24.91

Cerritos Office Submarket:
Cerritos – Phase I	1	1	1999	20%	221,968	44,394	1.79%	100.0%	6,317,209	1,263,441	28.46
Cerritos – Phase II	1	—	2001	20%	104,567	20,913	0.84%	100.0%	1,587,328	317,466	15.18
Total Cerritos Submarket	2	1			326,535	65,307	2.63%	100.0%	7,904,537	1,580,907	24.21

Total Los Angeles County	15	277			9,619,577	8,532,556	77.55%	83.9%	$187,383,971	$167,882,141	$23.21

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Portfolio Overview (continued)

Property by Submarket					Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	Ownership %	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)
Orange County
Central Orange Submarket:
3800 Chapman	1	2	1984	100%	158,767	158,767	1.28%	75.9%	$2,738,182	$2,738,182	$22.74
Stadium Gateway	1	7	2001	20%	272,826	54,565	2.20%	72.2%	4,369,665	873,933	22.20
Total Central Orange Submarket	2	9			431,593	213,332	3.48%	73.5%	7,107,847	3,612,115	22.40

Other:
Brea Corporate Place	2	22	1987	100%	329,904	329,904	2.66%	73.9%	3,409,501	3,409,501	13.98
Brea Financial Commons	3	2	1987	100%	165,540	165,540	1.33%	90.7%	3,035,782	3,035,782	20.23
Total Other	5	24			495,444	495,444	3.99%	79.5%	6,445,283	6,445,283	16.36

Total Orange County	7	33			927,037	708,776	7.47%	76.7%	$13,553,130	$10,057,398	$19.06

San Diego County
Sorrento Mesa Submarket:
San Diego Tech Center	11	23	1984/1986	20%	645,449	129,090	5.20%	81.3%	$10,465,889	$2,093,178	$19.95
Total San Diego County	11	23			645,449	129,090	5.20%	81.3%	$10,465,889	$2,093,178	$19.95

Other
Denver, CO – Downtown Submarket:
Wells Fargo Center – Denver	1	39	1983	20%	1,212,205	242,441	9.78%	90.5%	$21,934,028	$4,386,806	$19.99
Total Other	1	39			1,212,205	242,441	9.78%	90.5%	$21,934,028	$4,386,806	$19.99

Total Office Properties	34	372			12,404,268	9,612,863	100.00%	83.9%	$233,337,018	$184,419,523	$22.43
Effective Office Properties					9,612,863			83.8%			$22.88

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Portfolio Overview (continued)

Property by Submarket					Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	Ownership %	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)
Properties in Default
Stadium Towers Plaza	1	20	1988	100%	258,575	258,575		44.4%	$2,320,583	$2,320,583	$20.20
500 Orange Tower	3	27	1987	100%	335,898	335,898		65.5%	3,985,847	3,985,847	18.11
City Tower	1	24	1988	100%	412,839	412,839		77.4%	6,916,377	6,916,377	21.64
801 North Brand	1	29	1987	100%	282,788	282,788		81.2%	4,658,487	4,658,487	20.28
700 North Central	1	12	1979	100%	134,168	134,168		61.7%	1,247,196	1,247,196	15.07
Total Properties in Default	7	112			1,424,268	1,424,268		67.9%	$19,128,490	$19,128,490	$19.78

Total Office and Properties in Default					13,828,536	11,037,131		82.2%
Effective Office and Properties in Default					11,037,131			81.8%

Parking Properties					SQFT	Effective SQFT	Vehicle Capacity	Effective Vehicle Capacity	Annualized Parking Revenue (4)	Effective Annualized Parking Revenue (5)	Effective Annualized Parking Revenue per Vehicle Capacity (6)
On-Site Parking					5,192,767	3,700,409	15,365	10,917	$32,475,162	$27,654,845	$2,533
Off-Site Garages					1,285,165	1,285,165	4,124	4,124	8,543,823	8,543,823	2,072
Properties in Default					1,535,775	1,535,775	4,886	4,886	1,924,486	1,924,486	394
Total Parking Properties					8,013,707	6,521,349	24,375	19,927	$42,943,471	$38,123,154	1,913

Total Office, Properties in Default and Parking Properties					21,842,243	17,558,480

__________

(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.

(2)
Annualized rent represents the annualized monthly contractual rent under existing leases as of June 30, 2011. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(3)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.

(4)	Annualized parking revenue represents the annualized quarterly parking revenue as of June 30, 2011.

(5)
Effective annualized parking revenue represents the annualized quarterly parking revenue as of June 30, 2011 adjusted to include 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.

(6)	Effective annualized parking revenue per vehicle capacity represents the effective annualized parking revenue divided by the effective vehicle capacity.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Portfolio Geographic Distribution (Excluding Properties in Default) (1)

__________

(1)	The Portfolio Geographic Distribution is based on effective net rentable square feet for our Office Properties and includes our pro-rata share of the MMO joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Portfolio Overview — Leased Percentages and Weighted Average Remaining Lease Term

	Ownership ( % )	Weighted Average Remaining Lease Term (in years)
			% Leased
			Q2 2011	Q1 2011	Q4 2010	Q3 2010	Q2 2010
Office Properties
Gas Company Tower	100%	8.1	94.7%	94.6%	94.6%	92.6%	92.5%
US Bank Tower	100%	4.8	54.7%	58.5%	57.9%	57.5%	54.3%
Wells Fargo Tower	100%	4.4	92.3%	92.6%	94.3%	94.4%	94.3%
Two California Plaza	100%	3.7	80.6%	81.1%	81.9%	82.0%	83.9%
KPMG Tower	100%	7.5	95.5%	95.5%	94.3%	93.9%	93.8%
777 Tower	100%	5.2	83.7%	79.4%	79.6%	77.4%	75.3%
One California Plaza	20%	7.6	76.2%	77.2%	76.6%	76.5%	76.5%
Glendale Center	100%	3.0	100.0%	93.8%	93.8%	100.0%	100.0%
Plaza Las Fuentes	100%	7.7	100.0%	93.9%	100.0%	100.0%	100.0%
Cerritos – Phase I	20%	3.3	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos – Phase II	20%	4.9	100.0%	100.0%	100.0%	100.0%	100.0%
3800 Chapman	100%	3.9	75.9%	75.9%	75.9%	75.9%	75.9%
Stadium Gateway	20%	3.9	72.2%	72.2%	72.2%	72.2%	88.0%
Brea Corporate Place	100%	4.5	73.9%	73.9%	73.9%	73.3%	71.6%
Brea Financial Commons	100%	2.8	90.7%	90.7%	90.7%	90.7%	90.7%
San Diego Tech Center	20%	3.4	81.3%	81.3%	82.3%	78.5%	79.3%
Wells Fargo Center – Denver	20%	6.2	90.5%	93.0%	92.5%	92.0%	92.4%
Total Office Properties		5.5	83.9%	84.1%	84.2%	83.7%	83.7%
Effective Office Properties (1)		5.5	83.8%	83.7%	84.0%	83.6%	83.1%

Properties in Default
Stadium Towers Plaza	100%	2.1	44.4%	44.4%	46.2%	46.2%	45.0%
500 Orange Tower	100%	3.9	65.5%	66.7%	69.0%	69.1%	67.2%
City Tower (2)	100%	2.0	77.4%	77.4%	78.2%	78.2%	80.0%
801 North Brand	100%	1.6	81.2%	83.2%	82.3%	82.3%	81.7%
700 North Central	100%	2.5	61.7%	66.7%	66.7%	73.4%	73.4%
Total Properties in Default		2.4	67.9%	69.0%	69.9%	70.6%	70.3%
Total Office Properties and Properties in Default		5.3	82.2%	82.5%	82.8%	82.4%	82.3%
Total Effective Office Properties and Properties in Default (1)		5.2	81.8%	81.8%	82.2%	81.9%	81.3%
__________

(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.

(2)	We disposed of this property on July 22, 2011.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Major Tenants — Office Properties (Excluding Properties in Default)

	Tenant	Number of Locations	Annualized Rent (1)	% of Annualized Rent	Leased Square Feet	% of Leased Square Feet of Effective Portfolio	Weighted Average Remaining Lease Term in Months	S & P Credit Rating / National Recognition (2)
	Rated
1	Southern California Gas Company	1	$18,417,787	10.0%	527,916	6.5%	136	A
2	Wells Fargo Bank (3)	2	7,478,141	4.1%	385,759	4.8%	44	AA-
3	AT&T (3)	3	4,701,659	2.5%	202,573	2.5%	28	A-
4	Bank of America (3)	4	4,212,984	2.3%	182,633	2.3%	26	A+
5	US Bank, National Association	1	3,943,970	2.1%	154,304	1.9%	48	AA-
6	Disney Enterprises	1	3,706,960	2.0%	163,444	2.0%	60	A
7	Home Depot	1	2,422,925	1.3%	99,706	1.2%	23	BBB+
8	FNMA (Fannie Mae)	1	2,364,304	1.3%	61,655	0.8%	80	AAA
9	American Home Assurance	1	1,953,024	1.1%	112,042	1.4%	26	A
10	Raytheon	1	1,561,471	0.8%	78,056	1.0%	28	A-
	Total Rated / Weighted Average (3), (4)		50,763,225	27.5%	1,968,088	24.4%	66
	Total Investment Grade Tenants (3)		$64,965,759	35.2%	2,631,935	32.7%

	Nationally Recognized
11	Latham & Watkins LLP	2	9,424,681	5.1%	397,991	4.9%	137	4th Largest US Law Firm
12	Gibson, Dunn & Crutcher LLP	1	6,464,056	3.5%	268,268	3.3%	77	15th Largest US Law Firm
13	Deloitte & Touche LLP	1	5,085,290	2.8%	290,588	3.6%	45	Largest US Accounting Firm
14	Marsh USA, Inc.	1	4,319,801	2.3%	210,722	2.6%	82	World's Largest Insurance Broker
15	Morrison & Foerster LLP	1	3,885,728	2.1%	138,776	1.7%	27	20th Largest US Law Firm
16	Sidley Austin LLP	1	3,859,712	2.1%	192,457	2.4%	150	8th Largest US Law Firm
17	Munger, Tolles & Olson LLP	1	3,789,495	2.1%	165,019	2.0%	128	140th Largest US Law Firm
18	KPMG LLP	1	3,688,892	2.0%	175,971	2.2%	36	4th Largest US Accounting Firm
19	PricewaterhouseCoopers LLP	1	2,990,625	1.6%	160,784	2.0%	23	3rd Largest US Accounting Firm
20	Bingham McCutchen LLP	1	2,826,035	1.5%	104,712	1.3%	19	24th Largest US Law Firm
	Total Nationally Recognized / Weighted Average (3), (4)		46,334,315	25.1%	2,105,288	26.0%	81
	Total Nationally Recognized Tenants (3)		81,183,544	44.0%	3,681,488	45.7%
	Total / Weighted Average (3), (4)		$97,097,540	52.6%	4,073,376	50.4%	74
	Total Investment Grade or Nationally Recognized Tenants (3)		$146,149,303	79.2%	6,313,423	78.4%
__________

(1)
Annualized base rent is calculated as monthly contractual base rent under existing leases as of June 30, 2011, multiplied by 12.  For those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized base rent.

(2)	S&P credit ratings are as of June 30, 2011. Rankings of law firms are based on total gross revenue in 2010 as reported by American Lawyer Media’s LAW.com.

(3)	Includes 20% of annualized rent and leased square footage for our MMO joint venture properties.

(4)	The weighted average calculation is based on the effective net rentable square feet leased by each tenant, which reflects our pro-rata share of our MMO joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Portfolio Tenant Classification Description (Excluding Properties in Default) (1), (2)

Accommodation and Food Services 1%
Public Administration 1%
Real Estate and Rental and Leasing 3%
Manufacturing 3%
All Other Services 5%
Finance and Insurance 23%
Utilities 7%
Legal Services 33%
Information 8%
Professional, Scientific and Technical Services (except Legal Services) 16%

__________

(1)	Percentages are based upon effective leased square feet.

(2)	Classifications are based on the “North American Industrial Classification System” (NAICS).

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Lease Expirations — Wholly Owned Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,898,530	18.4%
2011	616,792	6.0%	$15,415,127	8.1%	$24.99	$25.01
2012	720,407	7.0%	16,000,364	8.4%	22.21	22.82
2013	1,851,364	17.9%	41,348,107	21.6%	22.33	23.53
2014	686,252	6.6%	13,773,976	7.2%	20.07	22.61
2015	868,649	8.4%	18,253,822	9.5%	21.01	23.04
2016	471,277	4.5%	10,009,474	5.2%	21.24	19.78
2017	925,318	8.9%	20,661,867	10.8%	22.33	23.76
2018	431,972	4.2%	10,143,220	5.3%	23.48	28.84
2019	237,552	2.3%	5,446,010	2.8%	22.93	28.93
2020	287,880	2.8%	5,903,734	3.1%	20.51	25.66
Thereafter	1,343,287	13.0%	34,362,938	18.0%	25.58	31.09
	10,339,280	100.0%	$191,318,639	100.0%	$22.67	$24.98

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2011	157,982	1.5%	$3,413,629	1.8%	$21.61	$21.66
4th Quarter 2011 (3)	458,810	4.5%	12,001,498	6.3%	26.16	26.17
1st Quarter 2012	191,716	1.8%	4,004,374	2.0%	20.89	21.09
2nd Quarter 2012	135,625	1.3%	3,430,760	1.8%	25.30	25.47
	944,133	9.1%	$22,850,261	11.9%	$24.20	$24.28
__________

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Lease Expirations — Wholly Owned Portfolio Los Angeles County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,405,994	16.2%
2011	514,636	5.9%	$13,327,889	7.9%	$25.90	$25.92
2012	632,496	7.3%	14,188,684	8.4%	22.43	23.06
2013	1,388,274	16.0%	31,097,454	18.4%	22.40	23.52
2014	510,366	5.9%	10,649,729	6.3%	20.87	23.55
2015	804,901	9.3%	17,273,025	10.2%	21.46	23.49
2016	352,204	4.1%	8,337,964	4.9%	23.67	22.16
2017	853,788	9.8%	19,492,457	11.5%	22.83	24.31
2018	386,186	4.4%	9,480,309	5.6%	24.55	29.51
2019	222,652	2.6%	5,156,354	3.1%	23.16	29.57
2020	283,700	3.3%	5,860,822	3.5%	20.66	25.78
Thereafter	1,322,560	15.2%	34,047,680	20.2%	25.74	31.34
	8,677,757	100.0%	$168,912,367	100.0%	$23.23	$25.72

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2011	110,791	1.3%	$2,422,575	1.4%	$21.87	$21.94
4th Quarter 2011 (3)	403,845	4.6%	10,905,314	6.5%	27.00	27.02
1st Quarter 2012	165,700	1.9%	3,514,413	2.1%	21.21	21.45
2nd Quarter 2012	127,568	1.5%	3,260,203	1.9%	25.56	25.71
	807,904	9.3%	$20,102,505	11.9%	$24.88	$24.97
__________

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Lease Expirations — Wholly Owned Portfolio Orange County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	492,536	29.6%
2011	102,156	6.1%	$2,087,239	9.3%	$20.43	$20.43
2012	87,911	5.3%	1,811,680	8.1%	20.61	21.11
2013	463,090	27.9%	10,250,652	45.7%	22.14	23.57
2014	175,886	10.6%	3,124,246	13.9%	17.76	19.88
2015	63,748	3.8%	980,797	4.4%	15.39	17.35
2016	119,073	7.2%	1,671,510	7.5%	14.04	12.71
2017	71,530	4.3%	1,169,411	5.2%	16.35	17.24
2018	45,786	2.8%	662,911	3.0%	14.48	23.19
2019	14,900	0.9%	289,656	1.3%	19.44	19.44
2020	4,180	0.3%	42,912	0.2%	10.27	17.40
Thereafter	20,727	1.2%	315,258	1.4%	15.21	15.00
	1,661,523	100.0%	$22,406,272	100.0%	$19.17	$20.43

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2011	47,191	2.8%	$991,054	4.4%	$21.00	$21.00
4th Quarter 2011 (3)	54,965	3.3%	1,096,185	4.9%	19.94	19.94
1st Quarter 2012	26,016	1.6%	489,961	2.2%	18.83	18.83
2nd Quarter 2012	8,057	0.5%	170,557	0.8%	21.17	21.57
	136,229	8.2%	$2,747,757	12.3%	$20.17	$20.19
___________

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Lease Expirations — Properties in Default (1)

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (2)	Rent per Square Foot at Expiration (3)

Available	457,245	32.1%
2011	152,546	10.7%	$3,101,673	16.2%	$20.33	$20.39
2012	180,994	12.7%	3,614,555	18.9%	19.97	20.35
2013	308,854	21.7%	7,068,944	37.0%	22.89	24.30
2014	133,358	9.4%	2,123,725	11.1%	15.92	18.13
2015	75,166	5.3%	1,217,398	6.4%	16.20	18.47
2016	9,382	0.6%	105,191	0.5%	11.21	13.88
2017	66,694	4.7%	1,049,510	5.5%	15.74	19.35
2018	20,949	1.5%	514,926	2.7%	24.58	32.98
2019	14,900	1.0%	289,656	1.5%	19.44	19.44
2020	4,180	0.3%	42,912	0.2%	10.27	17.40
Thereafter	—	—%	—	—%	—	—
	1,424,268	100.0%	$19,128,490	100.0%	$19.78	$21.19

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2011	86,976	6.1%	$1,837,170	9.6%	$21.12	$21.22
4th Quarter 2011 (4)	65,570	4.6%	1,264,503	6.6%	19.28	19.28
1st Quarter 2012	93,544	6.5%	1,802,108	9.4%	19.26	19.26
2nd Quarter 2012	8,057	0.6%	170,557	0.9%	21.17	21.57
	254,147	17.8%	$5,074,338	26.5%	$19.97	$20.01
__________

(1)
All Properties in Default are located in Orange County, except 801 North Brand and 700 North Central, which are located in Los Angeles County. Currently, there are 104,518 square feet available for lease at 801 North Brand and 700 North Central, with 56,602 square feet, 96,851 square feet, 80,751 square feet, 33,989 square feet, 17,422 square feet and 26,823 square feet scheduled to expire in 2011, 2012, 2013, 2014, 2015 and thereafter, respectively.

(2)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(3)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(4)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Lease Expirations — MMO Joint Venture Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	557,813	16.0%
2011	43,523	1.2%	$681,442	1.1%	$15.66	$15.68
2012	207,717	6.0%	4,485,161	7.3%	21.59	21.87
2013	228,432	6.6%	5,325,572	8.7%	23.31	25.22
2014	808,711	23.2%	17,728,436	29.0%	21.92	24.06
2015	242,209	6.9%	4,721,380	7.7%	19.49	22.25
2016	260,986	7.5%	3,988,992	6.6%	15.28	18.08
2017	25,787	0.7%	478,969	0.8%	18.57	26.18
2018	97,820	2.8%	2,058,328	3.4%	21.04	28.44
2019	—	—%	—	—%	—	—
2020	638,679	18.3%	13,889,327	22.7%	21.75	29.79
Thereafter	377,579	10.8%	7,789,262	12.7%	20.63	28.92
	3,489,256	100.0%	$61,146,869	100.0%	$20.86	$25.24

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2011	16,698	0.5%	$332,694	0.5%	$19.92	$19.92
4th Quarter 2011 (3)	26,825	0.7%	348,748	0.6%	13.00	13.03
1st Quarter 2012	153,234	4.4%	2,976,215	4.9%	19.42	19.42
2nd Quarter 2012	37,329	1.1%	924,966	1.5%	24.78	25.70
	234,086	6.7%	$4,582,623	7.5%	$19.58	$19.73
__________

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Leasing Activity — Total Portfolio

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended June 30, 2011	% Leased	For the Three Months Ended June 30, 2011	% Leased

Leased Square Feet as of March 31, 2011	12,143,134	81.9%	9,771,708	81.1%
Disposition – 550 South Hope	(456,838)		(456,838)
Disposition – 701 North Brand	(127,402)		(127,402)
Disposition – 2600 Michelson	(157,327)		(157,327)
Revised Leased Square Feet	11,401,567	82.5%	9,030,141	81.8%
Expirations	(686,521)	(5.0)%	(415,543)	(3.8)%
New Leases	161,588	1.2%	145,522	1.3%
Renewals	495,559	3.5%	266,919	2.5%
Leased Square Feet as of June 30, 2011	11,372,193	82.2%	9,027,039	81.8%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$20.16
New / Renewed Rate per Square Foot				$16.41
Percentage Change				(18.6)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$18.95
New / Renewed Rate per Square Foot				$15.93
Percentage Change				(15.9)%

Weighted Average Lease Term – New (in months)				77
Weighted Average Lease Term – Renewal (in months)				72
__________
(1)    Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)    Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)    Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after June 30, 2012.
(4)    Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Leasing Activity — Los Angeles Central Business District

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended June 30, 2011	% Leased	For the Three Months Ended June 30, 2011	% Leased

Leased Square Feet as of March 31, 2011, Los Angeles Central Business District	7,634,815	82.4%	7,003,341	83.0%
Disposition – 550 South Hope	(456,838)		(456,838)
Revised Leased Square Feet	7,177,977	82.5%	6,546,503	83.1%
Expirations	(510,782)	(5.9)%	(267,866)	(3.4)%
New Leases	118,674	1.4%	104,072	1.3%
Renewals	370,273	4.2%	144,576	1.9%
Leased Square Feet as of June 30, 2011, Los Angeles Central Business District	7,156,142	82.2%	6,527,285	82.9%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$22.18
New / Renewed Rate per Square Foot				$21.75
Percentage Change				(1.9)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$20.59
New / Renewed Rate per Square Foot				$20.52
Percentage Change				(0.3)%

Weighted Average Lease Term – New (in months)				88
Weighted Average Lease Term – Renewal (in months)				98
__________
(1)    Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)    Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)    Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after June 30, 2012.
(4)    Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Leasing Activity — Orange County

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended June 30, 2011	% Leased	For the Three Months Ended June 30, 2011	% Leased

Leased Square Feet as of March 31, 2011, Orange County	1,524,995	68.0%	1,367,516	67.5%
Disposition – 2600 Michelson	(157,327)		(157,327)
Revised leased Square Feet	1,367,668	70.7%	1,210,189	70.5%
Expirations	(99,140)	(5.1)%	(99,140)	(5.8)%
New Leases	1,965	0.1%	1,965	0.1%
Renewals	95,343	4.9%	95,343	5.6%
Leased Square Feet as of June 30, 2011, Orange County	1,365,836	70.6%	1,208,357	70.4%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$16.21
New / Renewed Rate per Square Foot				$7.28
Percentage Change				(55.1)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$15.45
New / Renewed Rate per Square Foot				$7.50
Percentage Change				(51.5)%

Weighted Average Lease Term – New (in months)				15
Weighted Average Lease Term – Renewal (in months)				49
__________
(1)    Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)    Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)    Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after June 30, 2012.
(4)    Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Tenant Improvements and Leasing Commissions (Excluding Properties in Default) (1), (2), (3)

	For the Three Months Ended		For the Year Ended December 31,
	June 30, 2011	March 31, 2011	2010	2009	2008
Renewals (4)
Number of leases	16	12	46	79	130
Square feet	238,090	52,109	913,468	554,506	664,524
Tenant improvement costs per square foot (5)	$11.68	$2.77	$20.95	$9.09	$13.95
Leasing commission costs per square foot	$6.07	$4.37	$11.06	$6.11	$5.53
Total tenant improvements and leasing commissions
Costs per square foot	$17.75	$7.14	$32.01	$15.20	$19.48
Costs per square foot per year	$2.69	$2.15	$3.42	$2.60	$4.36

New/Modified Leases (6)
Number of leases	13	8	64	83	163
Square feet	135,845	25,608	607,565	617,522	1,115,055
Tenant improvement costs per square foot (5)	$25.79	$19.21	$10.09	$19.36	$41.97
Leasing commission costs per square foot	$7.46	$11.16	$6.36	$6.19	$10.11
Total tenant improvements and leasing commissions
Costs per square foot	$33.25	$30.37	$16.45	$25.55	$52.08
Costs per square foot per year	$4.99	$4.95	$3.07	$3.73	$5.98

Total
Number of leases	29	20	110	162	293
Square feet	373,935	77,717	1,521,033	1,172,028	1,779,579
Tenant improvement costs per square foot (5)	$16.81	$8.19	$16.61	$14.50	$31.51
Leasing commission costs per square foot	$6.58	$6.61	$9.18	$6.15	$8.40
Total tenant improvements and leasing commissions
Costs per square foot	$23.39	$14.80	$25.79	$20.65	$39.91
Costs per square foot per year	$3.53	$3.48	$3.32	$3.24	$5.60
__________

(1)
Excludes activity related to Properties in Default (from the date of default) for the three months ended June 30 and March 31, 2011, the year ended December 31, 2010 and the three months ended September 30 and December 31, 2009.

(2)	Based on leases executed during the period. Excludes leases to related parties, short-term leases less than six months, and leases for raw space.

(3)	Tenant improvement and leasing commission information reflects 100% of the consolidated portfolio and 20% of the MMO joint venture properties.

(4)	Does not include retained tenants that have relocated to new space or expanded into new space.

(5)	Tenant improvements include improvements and lease concessions.

(6)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Historical Capital Expenditures — Office Properties (1)

	For the Three Months Ended		For the Year Ended December 31,
	June 30, 2011	March 31, 2011	2010	2009	2008
Consolidated
Non-recoverable capital expenditures (2)	$388,142	$148,628	$1,261,014	$2,952,146	$10,571,743
Total square feet	10,339,280	11,345,771	11,345,392	12,956,305	15,498,637
Non-recoverable capital expenditures per square foot	$0.04	$0.01	$0.11	$0.23	$0.68

Unconsolidated
Non-recoverable capital expenditures (3)	$123,382	$118,070	$293,578	$295,925	$220,946
Total square feet (4)	632,544	630,671	630,699	710,922	635,670
Non-recoverable capital expenditures per square foot	$0.20	$0.19	$0.47	$0.42	$0.35

Consolidated
Recoverable capital expenditures (5)	$163,977	$362,555	$2,187,617	$1,388,207	$1,197,266
Total square feet	10,339,280	11,345,771	11,345,392	12,956,305	15,498,637
Recoverable capital expenditures per square foot	$0.02	$0.03	$0.19	$0.11	$0.08

Unconsolidated
Recoverable capital expenditures (3), (5)	$286	$—	$12,282	$18,610	$30,524
Total square feet (4)	632,544	630,671	630,699	710,922	635,670
Recoverable capital expenditures per square foot	$—	$—	$0.02	$0.03	$0.05
_________

(1)
Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties sold during each period, the capital expenditures will be excluded for that period. Any capital expenditures incurred during the period of disposition will be footnoted separately.

(2)
For 2008, excludes $6.4 million of non-recoverable capital expenditures as a result of discretionary renovation costs of $6.1 million at KPMG Tower and $0.3 million of planned renovation costs at Lantana Media Campus.

(3)	Amount represents our 20% ownership interest in our MMO joint venture.

(4)	The square footage of Cerritos Corporate Center Phases I and II is deducted from the total square feet amount as the tenants pay for all capital expenditures.

(5)
Recoverable capital improvements, such as equipment upgrades, are generally financed through capital leases. The annual amortization, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made. The amounts presented represent the total value of the improvements in the year they are made.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Development Properties

		As of June 30, 2011
	Location	Developable Square Feet (1)	Structured Parking Square Feet	Type of Planned Development
Unencumbered Development Properties
Los Angeles County
755 South Figueroa	Los Angeles, CA	930,000	266,000	Office

Orange County
City Tower II (2)	Orange, CA	465,000	696,000	Office
Total		1,395,000	962,000

Encumbered Development Properties
Los Angeles County
Glendale Center – Phase II	Glendale, CA	264,000	158,000	Mixed Use

Orange County
Brea Financial Commons/Brea Corporate Place (3)	Brea, CA	550,000	784,000	Office, Mixed Use

San Diego County
San Diego Tech Center (4), (5)	Sorrento Mesa, CA	1,320,000	1,674,000	Office
Total		2,134,000	2,616,000

Development Property Encumbered by Defaulted Mortgage
Orange County
Stadium Tower II (6)	Anaheim, CA	282,000	367,000	Office

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Development Properties (continued)

__________

(1)	The developable square feet presented represents the office, retail, hotel and residential footages that we estimate can be developed on the referenced property.

(2)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under a Conditional Use Permit obtained for the property in 2001, which has since expired.

(3)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning and capacity considerations for the site still under planning review.

(4)	Land held for development was not contributed to our joint venture with Charter Hall Group.

(5)	The third phase contemplates the demolition of 120,000 square feet of existing space.

(6)	This development site is currently in receivership, along with the Stadium Towers Plaza office building.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Management Statements on Non-GAAP Supplemental Measures

Funds from Operations:

Fund from Operations, or FFO, is a widely recognized measure of REIT performance.  We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT.  FFO represents net income or loss (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements).  Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of our performance is limited.  Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO.  As a result, FFO should be considered only as a supplement to net income or loss as a measure of our performance.  FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions.  FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

FFO before specified items:

Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt, default interest, the impairment of long-lived assets and gains on settlement of debt create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions or dispositions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Management Statements on Non-GAAP Supplemental Measures (continued)

FFO before specified items: (continued)

As of June 30, 2011, the mortgage loans on the following properties were in default: Stadium Towers Plaza, 500 Orange Tower and City Tower in Central Orange County, Two California Plaza in Downtown Los Angeles, and 700 North Central and 801 North Brand in Glendale.  We are accruing interest on the defaulted mortgage loans at the default rate per the applicable loan agreements.  We have excluded default interest accrued on mortgages in default as well as the writeoff of deferred financing costs related to the mortgage loans on these properties from the calculation of FFO before specified items since these charges are a direct result of management’s decision to dispose of property other than by sale or modify the loan (in the case of Two California Plaza).  Management views these charges as costs to complete the disposition of the related properties or the modification of the loan.

Impairment of long-lived assets represents charges taken to write down depreciable real estate assets to estimated fair value when events or changes in circumstances indicate that the carrying amount may not be recoverable.  In some instances, the disposition of properties impaired in prior periods may result in a gain on settlement of debt at the time of disposition.  Per the NAREIT definition of FFO, gains from property dispositions are excluded from the calculation of FFO; however, impairment losses are required to be included.  Management excludes gains from property dispositions, impairment losses and gains on settlement of debt from the calculation of FFO before specified items because they relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing and development payroll and interest expense, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt, and (v) 2nd generation tenant improvements and leasing commissions.  Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities.  We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited.  Additionally, other Equity REITs may not calculate AFFO using the method we do.  As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO.  AFFO should be considered only as a supplement to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Management Statements on Non-GAAP Supplemental Measures (continued)

EBITDA:

Management uses EBITDA as an indicator of our ability to incur and service debt.  We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges.  In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs.  However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited.  Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.  EBITDA should not be considered as an alternative to net income or loss as an indicator of our operating performance.  Other Equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not be comparable to such other Equity REITs’ EBITDA.

Adjusted EBITDA:

Management also uses Adjusted EBITDA as a supplemental performance measure because losses from early extinguishment of debt, the impairment of long-lived assets and gains on settlement of debt create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions or dispositions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Impairment of long-lived assets represents charges taken to write down depreciable real estate assets to estimated fair value when events or changes in circumstances indicate that the carrying amount may not be recoverable. In some instances, the disposition of properties impaired in prior periods may result in a gain on settlement of debt at the time of disposition.  Management excludes gains from property dispositions, impairment losses and gains on settlement of debt from the calculation of Adjusted EBITDA because they relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the earnings generated by our ongoing business operations.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2011

Management Statements on Non-GAAP Supplemental Measures (continued)

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures.  Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income.  In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments.  However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure.  Accordingly, our interest coverage ratio should not be considered as an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.